                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                       ODS
      NETWORKS, INC.
      ---------
      (Name of
      Registrant
         as
      Specified
       In Its
      Charter)

                       ODS
      NETWORKS,
      INC.
      ---------
      (Name of
      Person(s)
       Filing
        Proxy
      Statement,
      if other
      than the
      Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /        $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
           14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
/ /        $500 per each party to the controversy pursuant to Exchange Act
           Rule 14a-6(i)(3).
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                             1101 EAST ARAPAHO ROAD
                            RICHARDSON, TEXAS 75081
                                 (972) 234-6400

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 19, 2000

                            ------------------------

TO THE STOCKHOLDERS OF
  ODS NETWORKS, INC.:

    NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Meeting") of ODS Networks, Inc. (the "Company") will be held at the Holiday Inn Richardson Select, 1655 N. Central Expressway, Richardson, Texas, at
10:00 A.M., local time, on Wednesday, April 19, 2000, for the following purposes:

    (1) To elect seven (7) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

    (2) To approve the amendment to the 1995 Stock Option Plan that will increase the number of shares of Common Stock available for grant under the Plan by 850,000 shares;

    (3) To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and

    (4) To transact such other business as may properly come before the Meeting or any adjournments thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those stockholders who will be entitled to notice of, and to vote at, the Meeting and at any adjournment thereof is February 21, 2000. A list of stockholders entitled to vote at the Meeting will be available for inspection at the offices of the Company.

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. STOCKHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING, TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE MEETING. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO BY VOTING IN PERSON AT THE MEETING.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          [LOGO]

                                          Timothy W. Kinnear
                                          SECRETARY

Richardson, Texas
March 20, 2000

                               ODS NETWORKS, INC.
                             1101 EAST ARAPAHO ROAD
                            RICHARDSON, TEXAS 75081

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 19, 2000

                            ------------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

    The enclosed proxy (the "Proxy") is being solicited on behalf of the Board of Directors (the "Board") of ODS Networks, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the Holiday Inn Richardson Select, 1655 N. Central Expressway, Richardson, Texas, at
10:00 A.M., local time, on Wednesday, April 19, 2000, or at such other time and place to which the Meeting may be adjourned. Proxies, together with copies of this Proxy Statement, are being mailed to stockholders of the Company on or about March 20, 2000.

    Execution and return of the enclosed Proxy will not affect a stockholder's right to attend the Meeting and to vote in person. Any stockholder executing a Proxy retains the right to revoke it at any time prior to exercise at the Meeting. A Proxy may be revoked by delivery of written notice of revocation to the Secretary of the Company, by execution and delivery of a later Proxy or by voting the shares in person at the Meeting. If you attend the Meeting and vote in person by ballot, your proxy will be revoked automatically and only your vote at the Meeting will be counted. A Proxy, when executed and not revoked, will be voted in accordance with the instructions thereon. In the absence of specific instructions, Proxies will be voted by those named in the Proxy "FOR" the election as directors of those nominees named in the Proxy Statement, "FOR" the proposal to amend the 1995 Stock Option Plan, "FOR" the proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the Company, and in accordance with their best judgment on all other matters that may properly come before the Meeting.

    The enclosed form of Proxy provides a method for stockholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees. The names of all nominees are listed on the Proxy. If you wish to grant authority to vote for all nominees, check the box marked "FOR." If you wish to withhold authority to vote for all nominees, check the box marked "WITHHOLD." If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked "FOR" and indicate the name(s) of the nominee(s) for whom you are withholding the authority to vote by writing the name(s) of such nominee(s) on the Proxy in the space provided.

                       RECORD DATE AND VOTING SECURITIES

    Only stockholders of record at the close of business on February 21, 2000, are entitled to notice of and to vote at the Meeting. The stock transfer books of the Company will remain open between the record date and the date of the Meeting. A list of stockholders entitled to vote at the Meeting will be available for inspection at the executive offices of the Company. On
February 21, 2000, the Company had 18,688,323 outstanding shares of Common Stock, $.01 par value (the "Common Stock"), which is the only class of its capital stock outstanding. In addition, under the rules of the Nasdaq Stock Market, brokers who hold stock in street name have the authority to vote on certain routine matters when they have not received instructions from beneficial owners.

                               QUORUM AND VOTING

    The presence at the Meeting, in person or by Proxy, of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum. For each share held, holders of Common Stock are entitled to one vote on each matter to be voted on at the Meeting including the election of directors. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting, present in person or by Proxy, is required for the approval of each matter submitted to the Meeting except the election of directors. For such matter, the seven nominees receiving the greatest number of votes shall be deemed elected even though receiving the affirmative vote of less than a majority of the outstanding shares entitled to be voted at the Meeting. Additionally, in the election of directors, cumulative voting is prohibited and Proxies cannot be voted for more than seven nominees.

    All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on matters presented at the Meeting and will have the same effect as negative votes (other than the election of directors) whereas broker non-votes will not be counted for purposes of determining whether a matter has been approved.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of January 31, 2000, unless otherwise indicated, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock,
(ii) each director and nominee as a director of the Company, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information below and (iv) all current directors and executive officers of the Company as a group. The persons and entities named in the table have sole voting and investment power with respect to all such shares owned by them, unless otherwise indicated.

                                                  AMOUNT AND NATURE OF   PERCENT OF
NAME OF BENEFICIAL OWNER OR GROUP(1)              BENEFICIAL OWNERSHIP     CLASS
------------------------------------              --------------------   ----------
G. Ward Paxton(2)...............................        1,350,733            7.2%
T. Joe Head(3)..................................        2,344,411           12.6
SAIC Venture Capital Corporation(4).............        3,150,000           15.6
Donald M. Johnston(5)...........................           45,427           *
J. Fred Bucy(6).................................           44,000           *
William A. Roper, Jr............................            3,000           *
Douglas M. Schrier..............................            2,100           *
Timothy W. Kinnear(7)...........................           37,917           *
Eric H. Gore(8).................................           61,522           *
John W. Howland(9)..............................           32,634           *
All directors and executive officers as a group
  (15 persons)(10)..............................        4,302,672           22.7

------------------------

   * Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

 (1) The addresses of the persons or entities shown in the foregoing table who are beneficial owners of more than 5% of the Common Stock are as follows:
     G. Ward Paxton and T. Joe Head, 1101 East Arapaho Road, Richardson, Texas 75081; and SAIC Venture Capital Corporation, 3753 Howard Hughes Parkway, Las Vegas, NV 89109.

 (2) Includes 42,400 shares which G. Ward Paxton may effectively acquire upon the exercise of options within 60 days of January 31, 2000. Also includes the equivalent of 9,533 shares held by Mr. Paxton in the ODS Stock Fund in the ODS 401(k) Savings Plan.

 (3) Includes 34,200 shares which Mr. Head may effectively acquire upon the exercise of options within 60 days of January 31, 2000. Also includes 11,800 shares held by the "Biblical Studies Foundation", of which Mr. Head is an officer and director and thereby retains investment and voting power. Mr. Head disclaims beneficial ownership of such shares.

 (4) Includes warrants to purchase 1,500,000 shares of common stock that SAIC Venture Capital Corporation may immediately acquire.

 (5) Includes 20,000 shares which Mr. Johnston may acquire upon the exercise of options within 60 days of January 31, 2000.

 (6) Includes 30,000 shares which Mr. Bucy may acquire upon the exercise of options within 60 days of January 31, 2000.

 (7) Includes 36,667 shares which Mr. Kinnear may effectively acquire upon the exercise of options within 60 days of January 31, 2000.

 (8) Includes 39,867 shares which Mr. Gore may effectively acquire upon the exercise of options within 60 days of January 31, 2000. Also includes the equivalent of 2,655 shares held by Mr. Gore in the ODS Stock Fund in the ODS 401(k) Savings Plan.

 (9) Represents 32,634 shares which Mr. Howland may effectively acquire upon the exercise of options within 60 days of January 31, 2000.

 (10) Includes an aggregate of 344,570 shares which may be effectively acquired upon the exercise of options of officers and directors within 60 days of January 31, 2000.

                             ELECTION OF DIRECTORS

    The Company's Board of Directors for the ensuing year will consist of seven directors who are each to be elected at the Meeting for a term of office expiring at the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified. It is intended that the persons named in the following table will be nominated as directors of the Company and that the persons named in the accompanying Proxy, unless otherwise directed, will vote for the election of such nominees at the Meeting. Each of the nominees has indicated his willingness to serve as a member of the Board of Directors, if elected. However, in the event any nominee shall become unavailable for election to the Board of Directors for any reason not presently known or contemplated, the Proxy holders will be vested with discretionary authority in such instance to vote the enclosed Proxy for such substitute as the Board of Directors shall designate.

    The following slate of seven nominees has been nominated by the Board of
Directors:

                                                                                                    DIRECTOR
NAME OF NOMINEE                               AGE                      POSITION(S)                   SINCE
---------------                             --------   -------------------------------------------  --------
G. Ward Paxton............................     64      Chairman of the Board, President, Chief        1983
                                                         Executive Officer and Director

J. Fred Bucy(1)(2)........................     71      Director                                       1993

T. Joe Head...............................     43      Executive Vice President and Director          1983

Donald M. Johnston(1)(2)..................     50      Director                                       1983

Timothy W. Kinnear........................     36      Executive Vice President, Chief Operating      1998
                                                         Officer, Corporate Secretary and Director

William A. Roper, Jr.(1)(2)...............     54      Director                                       1998

Douglas M. Schrier(1)(2)..................     36      Director                                       1998

------------------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

    G. WARD PAXTON is co-founder of the Company and has served as Chairman of the Board, President, Chief Executive Officer and a director since the Company's inception in September 1983 and served as Chief Financial Officer from 1983 until 1994. Prior to founding the Company, Mr. Paxton was Vice President of Honeywell Optoelectronics, a division of Honeywell, Inc., from 1978 to 1983. From 1969 to 1978, Mr. Paxton was Chairman of the Board, President, Chief Executive Officer and founder of Spectronics, Inc., which was acquired by Honeywell, Inc. in 1978. Prior to founding Spectronics, Inc., Mr. Paxton held various managerial and technical positions at Texas Instruments Incorporated from 1959 to 1969. Mr. Paxton holds Ph.D., M.S. and B.S. degrees in Physics from the University of Oklahoma. Mr. Paxton holds no other directorships.

    J. FRED BUCY has served as a director of the Company since 1993. Mr. Bucy was employed in various technical and managerial capacities by Texas Instruments Incorporated ("TI") from 1953 through his retirement in 1985. At the time of his retirement, Mr. Bucy was President, Chief Executive Officer and a director of TI. Among other activities, Mr. Bucy is a Trustee of Southwest Research Institute and Chairman of the Texas National Research Laboratory Commission (re-appointed by Governor George W. Bush in 1995). Mr. Bucy was also a member of the Coordinating Board Advisory Committee on Research of the Texas College and University System and a former member of the Board of Regents of Texas Tech University and Texas Tech University Health Sciences Center from 1973 to 1991, including four years as its Chairman. Mr. Bucy has been accorded Distinguished Alumnus and Distinguished Engineer Awards by Texas Tech University, is a fellow of the Institute of Electrical and Electronics Engineers, a member of

National Academy of Engineers, and is a life member of the Navy League. Mr. Bucy was awarded an honorary Doctor of Science degree from Texas Tech University in 1994.

    T. JOE HEAD is co-founder of the Company and has served as Executive Vice President since 1998 and Senior Vice President and a director since its inception in September 1983. Prior to co-founding the Company, Mr. Head held the positions of Product Marketing Manager and Marketing Engineer of Honeywell Optoelectronics from 1980 to 1983. Mr. Head holds a B.S. degree in Electrical Engineering from Texas A & M University. Mr. Head is also a director of Blue Ridge Networks, Inc., an affiliate of the Company. Blue Ridge Networks, Inc. provides secure remote access products for local and wide area networks.

    DONALD M. JOHNSTON has served as a director of the Company since
November 1983. Mr. Johnston is President and Chief Executive Officer of Massey Burch Capital Corp., a venture capital firm focusing on investments in the South. He served as President of Massey Burch Investment Group, Inc., a venture capital firm ("Massey Burch"), from 1990 until December 1993, and he has been a principal of that firm since 1982. Prior to joining Massey Burch, Mr. Johnston was the President of InterFirst Venture Corporation, a venture capital subsidiary of Interfirst Bancshares, Inc., and the Executive Director of First Dallas, Ltd., a corporate finance group in London, England. Mr. Johnston holds a B.A. degree from Vanderbilt University and an M.B.A. degree from Southern Methodist University. Mr. Johnston is also a director of @plan, Inc., an advertising research firm that provides demographic data on Internet users to advertisers, which is a publicly held company.

    TIMOTHY W. KINNEAR has served as Executive Vice President, Chief Operating Officer and director of the Company since November 1998 and has served as Corporate Secretary of the Company since September 1996. Mr. Kinnear joined the Company in September 1996 as Vice President, Chief Financial Officer and Treasurer. Prior to joining the Company, Mr. Kinnear held various managerial positions, including Vice President of Finance, at Cyrix Corporation from 1992 to 1996. Prior to joining Cyrix Corporation, Mr. Kinnear held various positions, including Audit Manager, at Ernst & Young from 1986 to 1992. Mr. Kinnear holds a B.B.A. degree in Accounting from Texas Tech University.

    WILLIAM A. ROPER, JR. has served as a director of the Company since September 1998. Mr. Roper is Executive Vice President and Chief Financial Officer of Science Applications International Corporation ("SAIC"). Prior to joining SAIC, Mr. Roper served as Executive Vice President and Chief Financial Officer of Intelogic Trace, Inc., from 1987 to 1990. Prior to joining Intelogic Trace, Inc., Mr. Roper held various positions, including Corporate Vice President and Treasurer at Bell & Howell Company. Mr. Roper holds a B.A. in Mathematics from the University of Mississippi. Mr. Roper is a graduate of the Southwestern Graduate School of Banking at Southern Methodist University and a graduate of the Financial Management Program at Stanford University. Mr. Roper is also a director of Network Solutions, Inc. and Daleen Technologies, Inc. Network Solutions, Inc. provides Internet address registration, intranet development and network security services. Daleen Technologies, Inc. is a provider of software solutions that bond businesses and customers in the digital economy.

    DOUGLAS M. SCHRIER has served as a director of the Company since November 1998. Mr. Schrier is the Senior Vice President for Acquisitions and Strategic Ventures at SAIC. Prior to SAIC, Mr. Schrier co-founded Multum Information Services in Denver, Colorado and served as the Company's Chief Operating Officer and Chief Financial Officer for over five years. Multum develops and markets expert drug information systems for the health care industry. Mr. Schrier has also held positions at Salomon Brothers Inc. where he was an Associate in the Venture Capital Group and at Prudential-Bache Capital Funding where he worked as an Associate in Corporate Finance. Mr. Schrier received an M.B.A. from Columbia Business School with concentrations in Finance and Accounting. Mr. Schrier also received his B.A. from DePauw University with a major in Economics and a minor in Art History.

    All directors of the Company hold office until the next ensuing annual meeting of stockholders or until their respective successors are duly elected and qualified. All officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board. There are no family relationships between any director or officer of the Company and any other such person.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF SUCH
NOMINEES.

                       BOARD OF DIRECTORS AND COMMITTEES

    The business affairs of the Company are managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis during the fiscal year of the Company to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings. The Board of Directors or its authorized committees met twenty-two times during the 1999 fiscal year. During fiscal year 1999, each incumbent director, other than Mr. Roper participated in at least 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he was a director) and
(ii) the total number of meetings of all committees of the Board on which he served (during the period that he served).

    The Board of Directors has established Audit and Compensation Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The Company does not have a nominating committee. The functions customarily attributable to a nominating committee are performed by the Board of Directors as a whole. The functions of the Audit Committee and the Compensation Committee, their current members and the number of meetings held during fiscal year 1999 are described below.

    AUDIT COMMITTEE. The Audit Committee recommends to the Board of Directors the appointment of the firm selected to be independent auditors for the Company and monitors the performance and independence of such firm. The Audit Committee also reviews and approves the scope of the annual audit and quarterly reviews and evaluates the Company's annual audit and annual consolidated financial statements with the independent auditors. In addition, the Audit Committee reviews with management the status and effectiveness of internal accounting controls; and evaluates all public financial reporting documents of the Company. Donald M. Johnston (Chairman), J. Fred Bucy, William A. Roper, Jr., and
Douglas M. Schrier are members of the Audit Committee. The Audit Committee met seven times during the 1999 fiscal year.

    COMPENSATION COMMITTEE. The Compensation Committee is empowered to advise management and make recommendations to the Board of Directors with respect to the compensation and other employment benefits of executive officers and key employees of the Company. The Compensation Committee also administers the Company's Incentive Stock Option Plans (the "Stock Option Plans") for officers and key employees and the Company's incentive bonus programs for executive officers and salaried non-sales employees. The Compensation Committee is authorized, among other powers, to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option and the time or times at which options shall be granted pursuant to the Stock Option Plans. The Compensation Committee is currently comprised of Douglas M. Schrier (Chairman), J. Fred Bucy, Donald M. Johnston, and William A. Roper, Jr. The Compensation Committee met seven times during the 1999 fiscal year.

             PROPOSAL TO APPROVE AMENDMENT TO THE 1995 OPTION PLAN

    The Company has used stock options as a key element of its overall compensation program for employees of the Company. The Board of Directors and the Compensation Committee believe that it is important to have equity-based incentives available to attract and retain quality employees for the Company. On January 19, 2000, the Board of Directors approved, subject to stockholder approval, a proposal to amend the 1995 Stock Option Plan. The following descriptions present summaries of (i) the 1995 Stock Option Plan as it currently exists and (ii) the proposed amendment to the 1995 Stock Option Plan.

DESCRIPTION OF THE EXISTING 1995 STOCK OPTION PLAN

    STOCK SUBJECT TO THE PLAN. On March 21, 1995, the Board of Directors of the Company adopted the 1995 Stock Option Plan, which was approved by the Company's stockholders on April 27, 1995. An aggregate of up to 1,600,000 shares of Common Stock have been or may be issued upon the exercise of stock options that have been or may be granted under the 1995 Stock Option Plan. As of February 21, 2000, a total of 91,527 shares had been issued upon exercise of options granted under the 1995 Stock Option Plan. As of such date, options to purchase a total of 1,443,407 shares of Common Stock were outstanding and options for 65,066 shares remained available for issuance. Employees of the Company and its subsidiaries are eligible to receive option grants under the 1995 Stock Option Plan. Approximately 200 individuals were able to participate in the 1995 Stock Option Plan as of February 21, 2000. The proceeds received by the Company upon exercise of options increase the Company's cash and equity balances.

    No participant in the 1995 Stock Option Plan may be granted an Option, which in combination with other Options granted to such participant under the plan (regardless of whether such other Options have been exercised or cancelled), aggregates more than 50,000 shares in any one-year period. If any outstanding option under the Plan expires, lapses or terminates without being fully exercised, the Shares allocated to the unexercised portion of such stock option will again be available for purposes of the 1995 Stock Option Plan unless the plan has been terminated.

    Options granted under the 1995 Stock Option Plan may be (i) options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or (ii) non-qualified stock options which are not intended to qualify for incentive stock option treatment.

    PLAN ADMINISTRATION. The 1995 Stock Option Plan is administered by the Compensation Committee (the "Committee"). Subject to the provisions of the 1995 Stock Option, the Committee has authority to determine all terms and provisions under which stock options are granted pursuant to the 1995 Stock Option Plan, including (i) the number of shares subject to each stock option, (ii) when the stock option becomes exercisable, (iii) the exercise price and (iv) the duration of the outstanding Common Stock.

    PLAN OPTIONS. The aggregate fair market value (determined at the time of grant) or shares issuable pursuant to incentive stock options which first become exercisable in any calendar year by a participant in the 1995 Stock Plan may not exceed $100,000. Incentive stock options and non-qualified stock options granted under the 1995 Stock Option Plan may not be granted at a price less than 100% of the fair market value of the Common Stock on the date of grant (or 110% of the fair market value in the case of incentive stock options or nonstatutory stock options granted to participants in the 1995 Stock Option plan holding 10% or more of the voting stock of the Company).

    A stock option granted under the 1995 Stock Option Plan is not transferable by the option holder except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Options may be exercised only while the option holder is in the employ of the Company or within ninety days after termination of employment to the extent such option was vested and the option holder was entitled to exercise it at the time of termination. If termination is due to death or disability, the option is exercisable for a twelve-month period after any such termination to the extent such option was vested and the option holder was entitled to exercise it.

    Stock options will vest at such times and under such conditions as determined by the Committee. Generally, the Committee has provided for a schedule pursuant to which options will vest within three or five years from the date of grant.

    CHANGE IN CONTROL. If the Company is acquired by merger or asset sale, each outstanding option under the 1995 Stock Option Plan will terminate immediately prior to the consummation of the transaction unless otherwise provided by the Committee. The Committee may also fix a date upon which the option will terminate and accelerate all or part of any outstanding option that would otherwise not be exercisable at that time. In addition, if the Company otherwise undergoes a change in control (by virtue of a person acquiring a majority of the Company's common stock or a change in the composition of the Company's Board of Directors), the Committee may accelerate all or a portion of outstanding options under the 1995 Stock Option Plan. The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

    OPTION TRANSACTIONS. The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted under the 1995 Stock Option Plan between January 1, 1999 and February 21, 2000, together with the weighted average exercise price payable per share.

                              OPTION TRANSACTIONS

                                                               OPTIONS
                                                               GRANTED    WEIGHTED AVERAGE
                                                               (NUMBER    EXERCISE PRICE OF
NAME                                                          OF SHARES    GRANTED OPTIONS
----                                                          ---------   -----------------
G. Ward Paxton,
  Chairman of the Board, President and Chief Executive
  Officer...................................................        --             --

T. Joe Head,
  Executive Vice President..................................        --             --

Timothy W. Kinnear,
  Executive Vice President, Chief Operating Officer and
  Corporate Secretary(1)....................................   100,000          $7.54

Eric H. Gore,
  Vice President--Strategic Business Development(2).........    27,000           8.64

John W. Howland
  Vice President--North American Sales(3)...................    27,000           8.64

All current directors and executive officers as a group
  (13 persons)(4)...........................................   260,000           8.11

All employees, including officers who are not executive
  officers, as a group (211 persons)(5).....................   656,250           7.83

------------------------

(1) Includes 50,000 shares granted to Mr. Kinnear in Fiscal Year 2000.

(2) Includes 15,000 shares granted to Mr. Gore in Fiscal Year 2000.

(3) Includes 15,000 shares granted to Mr. Howland in Fiscal Year 2000.

(4) Includes 135,000 shares granted to executive officers as a group in Fiscal Year 2000. No non-employee director has received shares pursuant to the 1995 Stock Option Plan.

(5) Includes shares granted to employees that are now terminated from the Company.

    ACCOUNTING TREATMENT. Option grants under the 1995 Stock Option Plan with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to the Company's reported earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in footnotes to the Company's financial statements, the pro-forma impact those options would have upon the Company's reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

    On March 31, 1999, the Financial Accounting Standards Board issued an exposure draft of a proposed interpretation of APB Opinion No. 25 governing the accounting principles applicable to equity incentive plans. Under the proposed interpretation, any options which are repriced after December 15, 1998 will also trigger a direct charge to Company's reported earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option (or, if later, the effective date of the final amendment) and the date the option is exercised for those shares.

    FEDERAL INCOME TAX CONSEQUENCES. Options granted under the 1995 Stock Option Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or nonstatutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

    INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

    Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over
(ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

    If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, the Company will not be entitled to any income tax deduction.

    NONSTATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a nonstatutory option. The optionee will, in general, recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

    The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised nonstatutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

    Under Section 162(m), as enacted by the Omnibus Budget Reconciliation Act of 1993, for tax years beginning on or after January 1, 1994, publicly held corporations cannot deduct compensation payments made to certain employees for federal income tax purposes to the extent that the employee's compensation exceeds $1 million. The employees covered by this provision include the chief executive officer of the corporation and the four other most highly compensated officers for the taxable year. In the case of stock options, the $1 million deduction limitation does not apply to the extent that such compensation is based on performance goals if (i) the performance goals are established by a compensation committee that is comprised solely of two or more outside directors and (ii) the material terms of the compensation are disclosed to the stockholders of the corporation and approved by a majority vote of the stockholders before the compensation is paid. To ensure that the options granted under the 1995 Stock Option Plan qualify for the performance-based exception described above, the 1995 Stock Option Plan provides that the Compensation Committee shall consist of two or more "outside directors," within the meaning of Section 162(m).

    The Company anticipates that any compensation deemed paid by it in connection with the disqualifying dispositions of incentive stock option shares or the exercise of nonstatutory options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

    If you would like a copy of the 1995 Stock Option Plan, you may contact the Company at 972-234-6400.

DESCRIPTION OF PROPOSED AMENDMENT TO THE 1995 STOCK OPTION PLAN

    Assuming approval by the stockholders of the Company of the proposed amendment to the 1995 Stock Option Plan, the Company intends to restate such plan, as amended (the "Amended Stock Option Plan"). Stock options under the Amended Stock Option Plan would continue to vest under conditions determined by the Committee. The material amendment to be effected pursuant to the Amended Stock Option Plan is as follows:

    INCREASE IN NUMBER OF SHARES AVAILABLE FOR ISSUANCE. The Amended Stock Option Plan would increase the total number of shares available under the 1995 Stock Option Plan to be issued upon the exercise of stock options granted by 850,000 shares to 2,450,000 shares of Common Stock. This amendment would increase the shares available for issuance as of February 21, 2000 from 65,066 to 915,066 shares. As noted previously, the proceeds received by the Company upon exercise of stock options will increase the Company's cash and equity balances.

    The Amended Stock Option Plan would continue to be administered by the Committee.

    As of February 21, 2000, no stock options had been granted, and no shares of Common Stock had been issued, on the basis of the share increase which are the subject of this Proposal.

STOCKHOLDER APPROVAL

    The affirmative vote of at least a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the amendment to the 1995 Stock Option Plan. Should such stockholder approval not be obtained, then the 850,000 share increase to the share reserve under the 1995 Stock Option Plan will not occur, any stock options granted under the 1995 Stock Option Plan on the basis of those increases will immediately terminate without ever becoming exercisable for the shares of Common Stock subject to those options, and no additional options or stock issuances will be made on the basis of such increases. The 1995 Stock Option Plan will, however, continue in effect, and option grants may continue to be made under the 1995 Stock Option Plan until all the shares available for issuance under the 1995 Stock Option Plan has been issued pursuant to such option grants.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                       PROPOSAL TO RATIFY THE APPOINTMENT
                            OF INDEPENDENT AUDITORS

    The Board of Directors has appointed Ernst & Young LLP, independent auditors, to serve as independent auditors of the Company and to audit its consolidated financial statements for fiscal year 2000, subject to approval by stockholders at the Meeting. Ernst & Young LLP, has served as the Company's independent auditors since the Company's inception and is, therefore, familiar with its affairs and financial procedures. To the knowledge of management of the Company, neither such firm nor any of its members has any direct or material indirect financial interest in the Company, nor any connection with the Company in any capacity other than as independent auditors.

    Although stockholder ratification and approval of this appointment is not required by law or otherwise, in keeping with the Company's policy that its stockholders should be entitled to a voice in this regard and as a matter of good corporate practice, the Board of Directors is seeking ratification of this appointment. If the appointment is not ratified, the Board of Directors must then determine whether to appoint other auditors prior to the end of the current fiscal year. In such case, the opinions of stockholders will be taken into consideration.

    The following resolution concerning the ratification of the appointment of independent auditors will be submitted to the Meeting:

    "RESOLVED, that the appointment by the Board of Directors of the Company of Ernst & Young LLP, independent auditors, to audit the consolidated financial statements and related books, records, and accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2000, is hereby ratified."

    A representative of Ernst & Young LLP, the Company's independent auditors for fiscal year 1999, is expected to be in attendance at the Meeting and will be afforded the opportunity to make a statement. The representative will also be available to respond to appropriate questions.

    The enclosed Proxy will be voted as specified, but if no specification is made, it will be voted in favor of the adoption of the resolution of ratification.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION INFORMATION

    The following table sets forth certain summary information regarding all cash compensation earned by the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (the "Named Executive Officers") for the last three fiscal years in all capacities in which they served the Company and its subsidiaries for such period.

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                        -----------------------------------   ----------------------------------
                                                                                      AWARDS            PAYOUTS
                                                                              -----------------------   --------
                                                                  OTHER       RESTRICTED   SECURITIES
                                                                  ANNUAL        STOCK      UNDERLYING     LTIP      ALL OTHER
                                                     BONUS     COMPENSATION    AWARD(S)     OPTIONS     PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR     SALARY($)    ($)(1)        ($)           ($)         (#)(2)       ($)         ($)(3)
---------------------------  --------   ---------   --------   ------------   ----------   ----------   --------   ------------
G. Ward Paxton,...........     1999     $250,000         --           --            --           --          --       $1,600
  Chairman of the Board,       1998      312,500         --           --            --           --          --        1,600
  President and Chief          1997      325,000         --           --            --       26,000          --        1,600
  Executive Officer

T. Joe Head,..............     1999      190,000         --           --            --           --          --        1,600
  Executive Vice               1998      235,833         --           --            --           --          --        1,600
  President                    1997      245,000         --           --            --       21,000          --        1,600

Timothy W. Kinnear,.......     1999      220,000         --           --            --       50,000          --        1,600
  Executive Vice President,    1998      207,500         --           --            --       50,000          --        1,600
  Chief Operating Officer,     1997      205,000         --           --            --       15,000          --        1,600
  and Corporate Secretary

Eric H. Gore,.............     1999      105,000    114,000           --            --       12,000          --        1,600
  Vice President--             1998      112,200     84,000           --            --       50,000          --        1,600
  Strategic Business           1997       90,000     97,801           --            --       10,000          --        1,600
  Development

John W. Howland...........     1999      175,000    212,801                                  12,000                    1,600
  Vice President--             1998      118,517    151,720           --            --       50,000          --        1,600
  North American Sales         1997      105,000    111,584           --            --        8,500          --        1,600

------------------------

(1) Represents bonus compensation earned during the fiscal year indicated, a portion of which may have been or will be paid during the subsequent fiscal year.

(2) Incentive stock options to acquire shares of Common Stock issued pursuant to the Company's Stock Option Plans. Options granted in 1997 to Mr. Gore,
    Mr. Howland, and Mr. Kinnear were cancelled on January 30, 1998 pursuant to the stock option exchange program in 1998. A portion of stock options granted in 1998 to Mr. Gore and Mr. Howland were cancelled on December 14, 1998 pursuant to the stock option exchange program in 1998.

(3) This amount consists of the annual employer matching payments to the Company's qualified 401(k) Savings Plan.

OPTION GRANTS DURING FISCAL YEAR 1999

    The following table provides information related to options to acquire shares of Common Stock granted to the Named Executive Officers during fiscal year 1999. The Company did not grant any stock appreciation rights during fiscal year 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE
                                    INDIVIDUAL GRANTS                                         VALUE AT ASSUMED
-----------------------------------------------------------------------------------------      ANNUAL RATES OF
                            NUMBER OF    PERCENT OF TOTAL                                        STOCK PRICE
                            SECURITIES       OPTIONS                                          APPRECIATION FOR
                            UNDERLYING      GRANTED TO      EXERCISE OR BASE                   OPTION TERM(1)
                             OPTIONS       EMPLOYEES IN          PRICE         EXPIRATION   ---------------------
NAME                        GRANTED(#)     FISCAL YEAR        ($/SHARE)(3)        DATE        5%($)      10%($)
----                        ----------   ----------------   ----------------   ----------   ---------   ---------
G. Ward Paxton............        --              --                --            --              --          --
T. Joe Head...............        --              --                --            --              --          --
Timothy W. Kinnear........    50,000(2)        10.44%             5.13          2/1/09       160,904     408,147
Eric H. Gore..............    12,000(2)         2.51              5.13          2/1/09        38,617      97,955
John W. Howland...........    12,000(2)         2.51              5.13          2/1/09        38,617      97,955

------------------------

(1) The potential realizable value illustrates the value that may be realized upon exercise of the options immediately prior to the expiration of their respective terms, assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of each option. These values do not take into account provisions of each option providing for termination of the option following cessation of employment, nontransferability or effective vesting over three to five years.

(2) Incentive stock options to acquire shares of Common Stock pursuant to the Company's Stock Option Plans, each of which was for a term of ten years from date of grant, effectively vested and was exercisable with respect to 33.3% of the shares covered thereby on each anniversary date thereof, was nontransferable and subject to termination under certain conditions upon cessation of employment of the optionee.

(3) The exercise price per share of each option was equal to 100% of the fair market value of the Common Stock per share on the date of grant.

OPTION EXERCISES AND FISCAL YEAR END HOLDINGS

    The following table sets forth information with respect to options exercised by the Named Executive Officers during fiscal year 1999 and the number and value of options held at fiscal year end. No stock appreciation rights were exercised during fiscal 1999 and no stock appreciation rights were outstanding at year end.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                            OPTIONS AT FY-END(#)             AT FY-END($)(1)
                         SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
NAME                     ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     ---------------   -----------   -----------   -------------   -----------   -------------
G. Ward Paxton.........          --              --         33,700         25,800            --              --
T. Joe Head............          --              --         27,200         20,800            --              --
Timothy W. Kinnear.....          --              --         10,000         90,000        15,960         260,340
Eric H. Gore...........      10,000          11,300         31,467         40,533        81,080         136,800
John W. Howland........          --              --         26,534         39,266        72,639         174,889

------------------------

(1) The closing price for the Company's Common Stock as reported by The Nasdaq Stock Market (National Market System) on December 31, 1999, was $9.06 per share. The indicated value is calculated on the basis of the difference between the option exercise price per share and $9.06, multiplied by the number of shares of Common Stock underlying each "in-the-money" option.

COMPENSATION OF DIRECTORS

    Messrs. Bucy and Johnston receive an annual cash retainer fee of $12,000. Messrs. Bucy and Johnston received a fee of $1,000 for each meeting of the Board of Directors attended (excluding telephonic meetings) and for each meeting of a committee of the Board of Directors attended (exclusive of committee meetings held on the same day as Board meetings). Messrs. Bucy and Johnston also receive a fee of $500 for each telephonic meeting attended. Each non-employee director is also reimbursed for all reasonable expenses incurred in attending such meetings. No director who is an employee of the Company or an employee of Science Applications International Corporation receives any fees for service as a director or member of any committee of the Board.

    Each of the Company's non-employee directors is eligible to receive stock options to purchase 20,000 shares of Common Stock under the 1995 Non-Employee Directors Stock Option Plan on the fifth anniversary following the date of the most recent grant under such plan if such non-employee director is serving on the Board. Initial grants of stock options under this plan were awarded on April 27, 1995, to Messrs. Bucy and Johnston, current non-employee directors of the Company. Pursuant to the plan, an additional option of 20,000 shares will be awarded to Messrs. Bucy and Johnston upon their reelection of Director of the Company on April 19, 2000. Options granted pursuant to the Plan provide for an exercise price per share equal to 100% of the fair market value per share on the date of the grant, have a term of ten years, and are subject to a five-year vesting schedule and certain other conditions. Directors who are employees of Science Applications International Corporation will not be granted options under this plan.

EMPLOYMENT AGREEMENTS

    Neither the Company nor its subsidiaries has any employment agreements with any of its executives.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    GENERAL. The Compensation Committee of the Board of Directors sets the compensation for the Chief Executive Officer, reviews the design, administration and effectiveness of the compensation programs for other key executives, and approves stock option grants for all executive officers. The Compensation Committee is currently composed of four non-employee directors who have no interlocking relationships. The data and information included in the various compensation tables appearing elsewhere in this Proxy Statement should be read in conjunction with and deemed to be a part of this report.

    NAMED EXECUTIVES. This report includes disclosure of the required compensation information for the Company's Chief Executive Officer and its executive officers including the four most highly compensated officers.

    COMPENSATION OBJECTIVES. The Company operates in the highly competitive and rapidly changing high technology industry. The Compensation Committee believes that the compensation programs for executive officers of the Company should be designed to attract, motivate and retain talented executives who contribute to the success of the Company and should be determined within a competitive framework based on the achievement of overall business objectives and financial performance and individual contributions. Within this framework, the Committee's objectives are to:

    - Provide a total compensation program competitive with the compensation practices of organizations in the high technology industry of comparable size to the Company.

    - Provide annual variable incentive awards based on the Company's overall financial performance relative to corporate objectives.

    - Align the financial interests of executive officers with those of stockholders by providing equity-based incentives.

    BASE SALARY. The salaries of the executive officers, including the Chief Executive Officer, are determined annually by the Committee with reference to
(i) salaries paid to executives with similar responsibilities at comparable companies, primarily in the high technology industry, (ii) each officer's performance and (iii) the Company's overall financial results, without specific weighting being attributed to any of these factors. The Compensation Committee believes that the Company must offer salaries within a competitive market range to attract and retain talented executives. However, the Compensation Committee manages salaries for the executive group as a whole in a conservative fashion in order to place more emphasis on incentive compensation. For 1999, the Compensation Committee established the base salaries for each of the Named Executives as indicated in the "Summary Compensation Table" of this report.

    INCENTIVE BONUS PLAN. To reinforce the attainment of corporate objectives, the Compensation Committee believes that a substantial portion of the potential annual compensation of each executive officer should be in the form of variable incentive pay. The incentive cash bonus program for executives is established annually by the Compensation Committee based upon the Company's achievement of sales and net income targets established at the beginning of the fiscal year. The incentive plan for executives, other than certain executives in the Company's sales organization, requires a threshold level of Company financial performance before any incentives are awarded. Once the threshold objective for sales and net income of a fiscal year is reached, specific formulas are in place to calculate the actual incentive payment for each executive for such year. In fiscal 1999, the Company did not achieve its threshold level of profitability; thus, non-sales executives, including the Chief Executive Officer and two of the other Named Executives, did not receive any incentive bonus awards. Certain executives in the sales organization, including two of the Named Executives, received incentive sales commission awards in fiscal 1999 based upon the degree of achievement of targeted sales objectives established at the beginning of the fiscal year.

    EQUITY-BASED INCENTIVES. The goal of the Company's equity-based incentive awards is to align the interests of executive officers with stockholders. The Committee determines the value allocated to equity-based incentives according to each executive's position within the Company, individual performance, contributions to achievement of corporate objectives and related factors, and grants stock options to create a meaningful opportunity for stock ownership.

    The Company has previously adopted three Stock Option Plans (collectively, the "Plans"), including the 1983 Incentive Stock Option Plan, the 1987 Incentive Stock Option Plan and the 1995 Stock Option Plan, to provide long-term incentive compensation for eligible participants. Generally, executive officers and other key employees of the Company and its subsidiaries are eligible to participate in the Plans; however, non-employee directors of the Company are not eligible to participate in these Plans. These directors participate in the non-employee director plan. Stock option grants under the Plans provide the right to purchase shares of the Company's Common Stock at fair market value on the date of grant, or in the case of an optionee who at the time of the grant holds more than 10% of the total combined voting securities of the Company, 110% of the fair market value on the date of grant. Stock options generally vest within a three or a five-year period and provide terms of five or ten years, as applicable. In 1999, the Compensation Committee of the Board of Directors approved the grant of stock options pursuant to the Plans to the Named Executives indicated in the tables accompanying this report.

    CEO COMPENSATION. The annual base salary of $250,000 for G. Ward Paxton for fiscal 1999 was established by the Compensation Committee based on Mr. Paxton's personal performance of his duties and on salary levels paid to chief executive officers of comparable companies. Mr. Paxton did not receive an incentive bonus award for 1999 because the Company did not achieve its threshold level of profitability established at the beginning of the year.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for the 1999 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company's executive officers for fiscal 2000 will exceed that limit. The Company's 1995 Stock Option Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

    It is the opinion of the compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Respectfully submitted,

                                          COMPENSATION COMMITTEE
                                          of the Board of Directors

                                          Douglas M. Schrier (Chairman)
                                          Donald M. Johnston
                                          J. Fred Bucy
                                          William A. Roper, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member or nominee for election as a member of the Board of Directors or any committees of the Board has an interlocking relationship with the board (or member of such board) or any committee (or member of such committee) of a board of any other company.

STOCK PERFORMANCE INFORMATION

    The following chart illustrates the percentage of change in the cumulative total stockholder return on the Company's Common Stock for the applicable portion of the fiscal year ended December 31, 1992 (since the Company's initial public offering of Common Stock) and each of the seven fiscal years in the seven-year period ended December 31, 1999, compared with the cumulative total return on the Center for Research in Securities Prices ("CRSP") Total Return Index for The Nasdaq Stock Market and the CRSP Total Return Index for Nasdaq Computer Manufacturing Stocks, respectively, for the same periods.

                               STOCK PERFORMANCE*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          ODS NETWORKS, INC.  CRSP TOTAL RTN. INDEX FOR THE NASDAQ STOCK MARKET  CRSP TOTAL RT. FOR NASDAQ COMPUTER MFG. STOCKS
5/21/92                  100                                                100                                             100
12/31/92              194.44                                             117.51                                          125.29
12/31/93              152.78                                             134.26                                          118.34
12/31/94              323.61                                             131.34                                          130.16
12/31/95              561.11                                             190.04                                          204.83
12/31/96              266.66                                             233.92                                          272.62
12/31/97              143.11                                             287.17                                          329.79
12/31/98               66.67                                             402.90                                          716.10
12/31/99              201.30                                             717.00                                         1513.60

------------------------

  * The comparison assumes (i) $100 was invested on May 21, 1992 (the effective date of the Company's initial public offering of Common Stock) in the Company's Common Stock and in each of the foregoing indices and (ii) that any dividends paid by companies included in the comparative indices were reinvested in additional shares of the same class of equity securities of such companies at the frequency with which dividends were paid during the applicable periods depicted.

    The stock performance information depicted in the foregoing chart is not necessarily indicative of future stock performance. The chart shall not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates such information by reference.

                              CERTAIN TRANSACTIONS

    On September 30, 1998, the Company loaned Jerry W. Pate, an executive officer of the Company, the principal sum of $1.3 million, secured by the Company's common stock. Subsequent to September 30, 1998, but prior to December 31, 1999, payments of approximately $87,000 were received by Mr. Pate. On February 28, 2000, Mr. Pate repaid the Company in full including principal of $1.2 million and interest of approximately $98,000.

               COMPLIANCE WITH SECTION 16 REPORTING REQUIREMENTS

    Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation promulgated pursuant to the Exchange Act to furnish the Company with copies of all Section 16(a) report forms they file with the SEC.

    Based solely on its review of the copies of such report forms received by it with respect to fiscal year 1999, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been timely complied with in accordance with Section 16(a) of the Exchange Act.

                             STOCKHOLDER PROPOSALS

    Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the stockholders consistent with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the 2001 Annual Meeting of Stockholders, such proposals must be received by the Company not later than November 20, 2000. Such proposals should be directed to ODS Networks, Inc., 1101 East Arapaho Road, Richardson, Texas 75081, Attention:
Secretary (telephone: (972) 234-6400; telecopy: (972) 234-1467).

    Pursuant to new amendments to Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, if a stockholder who intends to present a proposal at the 2001 annual meeting of stockholders does not notify the Company of such proposal on or prior to February 3, 2001, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the annual meeting, even though there is no discussion of the proposal in the 2001 proxy statement.

                            EXPENSES OF SOLICITATION

    All costs incurred in the solicitation of Proxies for the Meeting will be borne by the Company. In addition to the solicitation by mail, officers and employees of the Company may solicit Proxies by telephone, telefax, or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith. In addition, ChaseMellon Shareholder Services LLC has been retained by the Company to aid in the solicitation of Proxies and will solicit Proxies by mail, telephone, telefax and personal interview and may request brokerage houses and nominees to forward soliciting material to beneficial owners of Common Stock. For these services, ChaseMellon Shareholder Services LLC will be paid fees not to exceed $5,500, plus reasonable incidental expenses.

                        ADDITIONAL INFORMATION AVAILABLE

    UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER, THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF THE COMPANY'S 1999 ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. THE REQUEST SHOULD BE DIRECTED TO THE SECRETARY AT THE COMPANY'S OFFICES INDICATED ABOVE.

    The Company's 1999 Annual Report on Form 10-K accompanies this Proxy Statement. The Annual Report on Form 10-K, which includes financial statements, does not form and is not to be deemed part of this Proxy Statement.

                                 OTHER BUSINESS

    As of the date of this Proxy Statement, the Board of Directors and management are not aware of any other matter, other than those described herein, which will be presented for consideration at the Meeting. Should any other matter requiring a vote of the stockholders properly come before the Meeting or any adjournment thereof, the enclosed Proxy confers upon the persons named in and entitled to vote the shares represented by such Proxy discretionary authority to vote the shares represented by such Proxy in accordance with their best judgment in the interest of the Company on such matters. The persons named in the enclosed Proxy also may, if it is deemed advisable, vote such Proxy to adjourn the Meeting from time to time.

    PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          [LOGO]

                                          TIMOTHY W. KINNEAR
                                          SECRETARY

Richardson, Texas
March 20, 2000

                                     PROXY

                               ODS NETWORKS, INC.
                             1101 EAST ARAPAHO ROAD
                             RICHARDSON, TEXAS 75081

                ANNUAL MEETING OF STOCKHOLDERS -- APRIL 19, 2000

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY



     The undersigned stockholder(s) of ODS Networks, Inc., a Delaware corporation (the "Company"), hereby appoints G. Ward Paxton and Timothy W. Kinnear, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Holiday Inn Richardson Select, 1655 N. Central Expressway, Richardson, Texas 75080, at 10:00 A.M., local time, on Wednesday, April 19, 2000, and at any adjournment thereof.

                          (Continued on reverse side)

This Proxy, when properly executed will be voted as directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, and 3.


1.  ELECTION OF DIRECTORS
Nominees:  G. Ward Paxton, J. Fred Bucy, T. Joe Head, Donald M. Johnston,
           Timothy W. Kinnear, William A. Roper, Jr., and Douglas M. Schrier

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

FOR all nominees                             WITHHOLD AUTHORITY
(except as marked to the contrary)           to vote for all nominees

------------------------------------------------------------------------------


2. Proposal to amend the Company's 1995 Stock Option Plan as described in the Proxy Statement dated March 20, 2000.

                FOR               AGAINST               ABSTAIN


3. Ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.

                FOR               AGAINST               ABSTAIN



In their discretion, such attorneys-in-fact and proxies are authorized to vote upon such other business as properly may come before the meeting.

     I will     will not     be attending the meeting

YOU ARE REQUESTED TO COMPLETE, DATE, SIGN, AND RETURN THIS PROXY PROMPTLY. ALL JOINT OWNERS MUST SIGN. PERSONS SIGNING AS EXECUTORS, ADMINISTRATORS, TRUSTEES, CORPORATE OFFICERS, OR IN OTHER REPRESENTATIVE CAPACITIES SHOULD SO INDICATE.


Date:                                   , 2000
     -----------------------------------


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Signature


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Signature